SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 6, 2015

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 7523
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 30, 2015, Zion Oil & Gas, Inc. (the “Company”) completed its previously announced rights offering. As a result of the rights offering, the Company will issue approximately 550,981 shares of common stock, par value $0.01 per share (the “Common Stock”), at a subscription price of $1.75 per share, to holders of record as of the close of business on June 19, 2015, who exercised their rights pursuant to the basic and over-subscription privileges. The total subscription of approximately 550,981 shares of Common Stock will be accepted (including all of the over-subscription). The gross proceeds from the rights offering of approximately $964,217 less fees and expenses incurred in connection with the rights offering, will be used by the Company to further its drilling efforts and as otherwise provided in the prospectus. Following the issuance of the shares subscribed in the rights offering, the Company will have outstanding approximately 37,765,052 shares of its Common Stock as of October 6, 2015.

In connection with the above rights offering, the Company is filing the item included as an exhibit to this current report on Form 8-K for the purpose of incorporating such item as an exhibit in the Company’s Registration Statement on Form S-3 (File No. 333-193336), as amended, which was declared effective by the SEC on March 27, 2014 (the “Registration Statement”), along with the Base Prospectus. The Company distributed the subscription rights on or about July 6, 2015 pursuant to the terms of a Prospectus Supplement, dated July 6, 2015. The Exhibit 5.1 to this Current Report on Form 8-K, which relates to the above Registration Statement, is hereby incorporated as an exhibit to the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Pearl Cohen Zedek Latzer Baratz LLP, regarding the validity of the subscription rights and common stock offered.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: October 6, 2015	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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